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                                                                   Exhibit 10.34



                                 LEASE AGREEMENT



                                    Section I
                                     Parties

         This lease if made between Hermann Galow of 97 Oak Street, Norwood, New Jersey, as landlord, and Alfin, Inc., of 15 Maple Street, Norwood, New Jersey, as tenant.


                                   Section II
                         Description of Leased Premises

         Landlord leases to tenant the space as presently constituted known as a portion of 15 Maple Street, Norwood, New Jersey, consisting of approximately 15,000 square feet within the structure at that address, referred to below as the warehouse/office.


                                   Section III
                                      Term

         The space is leased for a term to commence on the transfer of title of the premises at 15 Maple Street, Norwood, New Jersey, from the tenant herein to the landlord herein, and continuing thereafter for a period of two years or on such earlier date as the parties may agree.


                                   Section IV
                                      Rent

         The total annual rent is the sum of $107,250.00, which sum is payable in equal monthly installments of $8,937.50, in advance, on the first day of each calendar month during the term. This rent is a gross rent.


                                    Section V
                                Security Deposit

         Landlord acknowledges receipt of $8,937.50, which he is to retain as a security deposit for tenant's faithful performance of this lease. Landlord is not obliged to apply the deposit on rents or other charges in arrears or on damages for tenant's failure to perform the lease. However, landlord may so apply the security at his option and his right to possession of the premises for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that landlord holds this security. The security deposit, if not applied toward payment of arrearages or damages, is to be returned to the tenant when this lease is terminated, after tenant has vacated the premises and delivered possession to landlord.



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                                                                   Exhibit 10.34

         If landlord repossesses the premises because of tenant's default or breach, landlord may apply the deposit on all damages suffered to the date of the repossession and may retain the remainder to apply on such damages as may be suffered thereafter by reason of the default or breach.


                                   Section VI
                                Use and Occupancy

         Tenant shall use and occupy the premises as a warehouse/office and for no other purpose. Landlord represents that, to the bet of landlord's knowledge, the premises may lawfully be used for such a purpose. The tenant shall not be permitted to store toxic, hazardous or flammable material on or in the premises.


                                   Section VII
                            Place for Payment of Rent

Tenant shall pay rent, and any additional rent as provided below, to landlord at landlord's above-stated address, or at such other place as landlord may designate in writing, without demand and without counterclaim, deduction, or setoff.


                                  Section VIII
                           Care and Repair of Premises

         Tenant shall commit no act of waste and shall take good care of the premises and the fixtures and appurtenances on the premises, and shall, in the use and occupancy of the premises, conform to all laws, orders, and regulations of the federal, state, and municipal governments or any of their departments, including all environmental laws and regulations applicable to the leased property. Landlord shall make all necessary repairs to the premises, except where the repair has been made necessary by misuse or neglect by tenant or tenant's agents, servants, visitors or licensees. All improvements made by tenant to the premises which are so attached to the premises that they cannot be removed without material injury to the premises, shall become the property of landlord upon installation.

         Not later than the last day of the term tenant shall, at tenant's expense, remove all of tenant's personal property and those improvements made by tenant which have not become the property of landlord, including trade fixtures, cabinet work, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of the property and improvements; and surrender the premises in as good condition as they were at the beginning of the term, reasonable wear, and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by tenant or tenant's agents, servants, visitors or licensees, excepted. All property of tenant remaining on the premises after the last day of the term of this lease shall be conclusively deemed abandoned and may be removed by landlord, and tenant shall reimburse landlord for the cost of such removal. Landlord may have any such property stored at tenant's risk and expense.

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                                                                   Exhibit 10.34

                                   Section IX
                     Alterations, Additions or Improvements

         Tenant shall not, without first obtaining the written consent of landlord, make any alterations, additions or improvements in, to or about the premises.

         As a condition of the payment of the rent hereunder, landlord shall undertake the following at landlord's cost and expense: (1) install one loading dock and one entrance door into the premises; (2) erect and sheetrock a dividing wall to separate the rented premises from the balance of the building; and (3) provide access doors to the bathrooms.


                                    Section X
                     Accumulation of Waste or Refuse Matter

         Tenant shall not permit the accumulation of waste or refuse matter on the leased premises or anywhere in or near the building.


                                   Section XI
                                      Heat

         Landlord agrees to furnish tenant heat on business days adequate and reasonable for the leased premises, or when and as required by law.


                                   Section XII
                                      Water

         Landlord agrees to furnish hot and cold water for lavatory purposes without charge. If a further supply or water is required by tenant, tenant shall, at tenant's expense, install, and subsequently shall maintain at tenant's expense, a water meter to register tenant's consumption of water, and tenant shall pay as additional rent, when and as bills are rendered, for water consumed, at the cost to landlord, and for sewer rents and all other rents and charges based upon the consumption of water.


                                      XIII
                                Air Conditioning

         Landlord agrees to furnish air cooling during the appropriate season.


                                   Section XIV
                                   Electricity

         Landlord agrees to furnish electricity for usual office and warehouse requirements; however, tenant shall not use any electrical equipment which in landlord's reasonable opinion will overload the wiring installations or interfere with reasonable use of such installations by landlord or other tenants in the building.

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                                                                   Exhibit 10.34
                                   Section XV
                               Damages to Building

         If the building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by landlord, will equal or exceed fifty percent of the replacement value of the building (exclusive of foundations) just prior to the occurrence of the damage, then landlord may, no later than the tenth day following the damage, give tenant a notice of election to terminate this lease, or if the premises shall not be reasonably usable for the purposes for which they are leased under this agreement, then tenant may, no later than the tenth day following the damage, give landlord a notice of election to terminate this lease. In event of either election this lease shall be deemed to terminate on the fifth day after the giving of notice, and tenant shall surrender possession of the premises within a reasonable time thereafter, and the rent, and any additional rent, shall be apportioned as of the date of the surrender and any rent paid for any period beyond the date shall be repaid to tenant. If the cost of restoration as estimated by landlord shall amount to less than fifty percent of the replacement value of the building, or if, despite the cost, landlord does not elect to terminate this lease, and provided tenant does not elect to terminate this lease, landlord shall restore the building and the premises with reasonable promptness, subject to delays beyond landlord's control and delays in the making of insurance adjustments between landlord and his insurance carrier, and tenant shall have no right to terminate this lease except as provided in this agreement. Landlord need not restore fixtures and improvements owned by tenant.

         In any case in which use of the premises is affected by any damage to the building, there shall be either an abatement or an equitable reduction in rent depending on the period for which and the extent to which the premises are not reasonably usable for the purpose for which they are leased under this agreement. The words "restoration" and "restore" as used in this Section shall include repairs. If the damage results from the fault of the tenant, or tenant's agents, servants, visitors, or licensees, tenant shall not be entitled to any abatement or reduction of rent, except to the extent, if any, that landlord receives the proceeds of rent insurance in lieu of such rent.


                                   Section XVI
                        Insurance; Waivers of Subrogation

         Tenant shall maintain insurance against personal injury to any person or persons in a limit of not less than $1,000,000.00, and for loss or damage to property in a limit of not less than $50,000.00. A copy of the insurance policy shall be delivered to the landlord prior to the commencement of occupancy by the tenant. In any event of loss or damage to the building, the premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party; and, to the extent possible without additional cost, each party shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance, and each party, to the extent permitted, for itself and its insurers waives all such insured claims against the other party.


                                  Section XVII
                                 Eminent Domain

         If the premises or any part of the premises or any estate in the premises, or any other part of the building materially affecting tenant's use of the premises, be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such a taking. The rent, and any additional rent, shall be apportioned as of the termination date and any rent paid for any period beyond such date shall be repaid to tenant. Tenant shall not be entitled to any part of the award for such a taking or any payment in lieu of the award, but tenant may file a claim for any taking of fixtures and improvements owned by tenant, and for moving expenses.

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                                                                   Exhibit 10.34
                                 Section XVIII
                         Landlord's Remedies on Default

         If tenant defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions of this agreement, landlord may give tenant notice of such a default, and if tenant does not cure any rent, or additional rent, default within ten days, or other default within thirty days, after the giving of notice (or if another default is of such a nature that it cannot be completely cured within that period, if tenant does not commence the curing within thirty days and thereafter proceed with reasonable diligence and in good faith to cure the default), then landlord may terminate this lease on not less than ten days' notice to tenant. On the date specified in the notice the term of this lease shall terminate and tenant shall then quit and surrender the premises to landlord, but tenant shall remain liable as provided in Section XIX. If this lease shall have been so terminated by landlord, landlord may at any subsequent time resume possession of the premises by any lawful means and remove tenant or other occupants and their effects.


                                   Section XIX
                                   Deficiency

         In any case where landlord has recovered possession of the premises by reason of tenant's default, landlord may, at landlord's option, occupy the premises or cause the premises to be redecorated, altered, divided, consolidated with other adjoining premises, or other wise changed or prepared for reletting, and may relet the premises or any part of the premises as agent of tenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this lease, at landlord's option, and receive the rent. Rent so received shall be applied first to the payment of expenses as landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorneys' expenses of performance of the other covenants or tenant as provided in this agreement. Tenant agrees, in any such case, whether or not landlord has relet, to pay to landlord damages equal to the rent and other sums agreed to be paid by tenant, less the net proceeds of the reletting, if any, and the damages shall be payable by tenant on the several rent days above specified. In reletting the premises, landlord may grant rent concessions, and tenant shall not be credited with such concessions. No such reletting shall constitute a surrender and acceptance or be deemed evidence of a surrender and acceptance. If landlord elects, pursuant to this agreement, actually to occupy and use the premises or any part of the premises during any part of the balance of the term as originally fixed or since extended, there shall be allowed against tenant's obligation for rent or damages as defined in this agreement, during the period of landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent reserved and such occupancy shall not be construed as a relief of tenant's liability under this agreement.

         Tenant waives all right of redemption to which tenant or any person claiming under tenant might be entitled by any law now or hereafter in force. Landlord's remedies under this agreement are in addition to any remedy allowed by law.


                                   Section XX
                Effect of Failure To Insist on Strict Compliance
                                 With Conditions

         The failure of either party on insist on strict performance of any covenant or condition of this agreement, or to exercise any option contained, shall not be construed as a waiver of such covenant, condition, or option in any other instance. This lease cannot be changed or terminated orally.

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                                                                   Exhibit 10.34
                                   Section XXI
                                   Assignment

         Tenant shall not assign this lease, or any interest in this lease, or sublet the leased premises, or any part of the premises, or any right or privilege appurtenant to it, or allow any person other than tenant and tenant's agents and employees to occupy or use the premises or any part of them, without first obtaining landlord's written consent. Landlord expressly covenants that such consent shall not be unreasonably or arbitrarily refuse. Landlord's consent to one assignment, sublease, or use shall not be a consent to any subsequent assignment or sublease, or occupancy or use by another person. Any unauthorized assignment or sublease shall be void, and shall terminate this lease at the landlord's option. Tenant's interest in this lease is not assignable by operation of law without landlord's written consent.


                                  Section XXII
                      Collection of Rent from Any Occupant

         If the premises are sublet or occupied by anyone other than tenant and tenant is in default under this agreement, or if this lease is assigned by tenant, landlord may collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent reserved. No such collection shall be deemed a waiver of the covenant against assignment and subletting, or the acceptance of such assignee, subtenant, or occupant as tenant, or a release of tenant from further performance of the covenants contained in this agreement.


                                  Section XXIII
                             Subordination of Lease

         This lease shall be subject and subordinate to all underlying leases and to mortgages and trust deeds which may now or subsequently affect such leases or the real property of which the premises form a part, and also to renewals, modifications, consolidations, and replacements of the underlying leases and the mortgages and trust deeds. Although no instrument or act on the part of tenant shall be necessary to effectuate such a subordination, tenant will, nevertheless, execute and deliver further instruments confirming the subordination of this lease as may be desired by the holders of the mortgages and trust deeds or by any of the landlords under such underlying leases. Tenant appoints landlord attorney in fact, irrevocably, to execute and deliver any such instrument for tenant. If any underlying lease to which this lease is subject terminates, tenant shall, on timely request, attorn to the owner of the reversion.


                                  Section XXIV
                    Landlord's Right To Cure Tenant's Breach

         If tenant breaches any covenant or condition of this lease, landlord may, on reasonable notice to tenant (except that no notice need be given in case of emergency), cure such a breach at the expense of tenant and the reasonable amount of all expenses, including attorneys' fees, incurred by landlord in so doing, whether paid by landlord or not, shall be deemed additional rent payable on demand.


                                   Section XXV
                                Mechanics' Liens

         Tenant shall within thirty days after notice from landlord discharge any mechanics' liens for materials or labor claimed to have been furnished to the premises on tenant's behalf.


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                                                                   Exhibit 10.34

                                  Section XXVI
                                     Notices

         Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered or certified mail in an addressed postpaid envelope; if to tenant, at the above-described building; if to landlord, at landlord's address as set forth above; or, to either, at such other address as tenant or landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, upon delivery, and if mailed, upon the third day after the mailing of such notice.


                                  Section XXVII
             Landlord's Right to Inspection, Repair, and Maintenance

         Landlord may enter the premises at any reasonable time, upon adequate notice to tenant (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacements, or additions in, to, on and about the premises or the building, as landlord deems necessary or desirable.


                                 Section XXVIII
                         Interruption of Services or Use

         Interruption or curtailment of any service maintained in the building, if caused by strikes, mechanical difficulties, or any causes beyond landlord's control whether similar or dissimilar to those enumerated, shall not entitle tenant to any claim against landlord or to nay abatement in rent, and shall not constitute constructive or partial eviction, unless landlord fails to take such measures as may be reasonable in the circumstance to restore the service without undue delay. If the premises are rendered untenantable in whole or in part, for a period of five business days, by the making of repairs, replacements, or additions, other than those made with tenant's consent or caused by misuse or neglect by tenant or tenant's agents, servants, visitors, or licensees, there shall be a proportionate abatement of rent during the period of such untenantability.


                                  Section XXIX
                       Conditions of Landlord's Liability

         Tenant shall not be entitled to claim a constructive eviction from the premises unless tenant shall have first notified landlord in writing of the condition or conditions giving rise to such an eviction, and, if the complaints be justified, unless landlord shall have failed within a reasonable time after receipt of such notice to remedy such conditions.


                                   Section XXX
                        Landlord's Right To Show Premises

         Landlord may show the premises to prospective purchasers and mortgagees and, during the three months prior to termination of this lease, to prospective tenants, during business hours upon reasonable notice to tenant.



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                                                                   Exhibit 10.34
                                  Section XXXI
                         Effect of Other Representations

         No representations or promises shall be binding on the parties to this agreement except those representations and promises contained in this agreement or in some future writing signed by the party making such representations or promises.


                                  Section XXXII
                                 Quiet Enjoyment

         Landlord covenants that if, and so long as, tenant pays the rent, and any additional rent as provided in this agreement, and performs the covenants of this lease, tenant shall peaceably and quietly have, hold, and enjoy the premises for the term mentioned, subject to the provisions of this lease.


                                 Section XXXIII
                                Section Headings

         The section headings in this lease are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this lease or any of its provisions.


                                  Section XXXIV
                    Binding Effect on Successors and Assigns

         The provisions of this lease shall apply to, bind, and insure to the benefit of landlord and tenant, and their respective heirs, successors, legal representatives, and assigns. It is understood that the term "landlord" as used in this lease means only the owner, a mortgagee in possession, or a term tenant of the building, so that in the event of any sale of the building or of any lease of the building, or if a mortgagee shall take possession of the premises, the landlord named in this agreement, shall be entirely freed and relieved of all covenants and obligations of landlord subsequently accruing under this agreement. It shall be deemed without further agreement that the purchase, the term tenant of the building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of the landlord under this agreement.



Dated June 13, 1997

Witness


S/Patricia Leidedit                        S/Hermann Galow
                                           Hermann Galow, Landlord


Attest:                                    Alfin, Inc., by:



S/Michael D. Ficke                         S/Elisabeth Fayer
Michael D. Ficke, Assistant Secretary      Elisabeth Fayer, President
Alfin, Inc.                                Alfin, Inc.





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